U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2013

BRE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712
(Address of principal executive offices) (Zip code)

(415) 445-6530
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On December 9, 2013, BRE Properties, Inc. (“BRE”) issued a press release announcing that it has been in an on-going process of exploring strategic alternatives to enhance shareholder value. The press release also announced that BRE has received a non-binding proposal from Essex Property Trust, Inc. (“Essex”) to acquire BRE in a negotiated merger. BRE and Essex are currently in discussions regarding this proposal and have agreed to an exclusivity period.

Attached hereto as Exhibit 99.1 and incorporated by reference is the press release referred to above, which contains additional information concerning the matters discussed above.

The information contained in this Item 7.01 and the attached Exhibit 99.1 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by BRE that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of BRE.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release of BRE Properties, Inc., dated as of December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: December 9, 2013	By:	/s/ Kerry Fanwick
	Name:	Kerry Fanwick
	Its:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of BRE Properties, Inc., dated as of December 9, 2013